UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 25, 2021

Linde plc
(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Riverview Dr. Danbury, Connecticut United States 06810	The Priestley Centre 10 Priestley Road Surrey Research Park Guildford, Surrey GU2 7XY United Kingdom

_____________________________________

(Address of principal executive offices) (Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b),(c), (d)

Appointment of New Chief Executive Officer

On October 25, 2021, the Board of Directors of Linde plc (the “Company”) appointed Sanjiv Lamba to succeed Stephen F. Angel as the Company’s Chief Executive Officer, and elected Mr. Lamba to the Board of directors, each effective March 1, 2022.

Mr. Lamba, age 57, was named Linde’s Chief Operating Officer in October 2020. Throughout his more than 30-year tenure with Linde, he served in various leadership roles including Executive Vice President APAC, Head of Regional Business units (South & South East Asia) and Managing Director India.

Appointment of New Chairman of the Board and Director Retirements

On October 25, 2021, the Board of Directors also appointed Stephen F. Angel as the Chairman of the Board Effective March 1, 2022 upon his retirement as the Company’s CEO and to succeed Wolfgang Reitzle who will retire from the Board in accordance with the Board’s Tenure and Resignation Policy. In addition to Mr. Reitzle, the following other members of the Company’s Board of Directors will retire effective March 1, 2022 in accordance with this Policy: Prof. Dr. Clemens Börsig, Dr. Nance K. Dicciani, Mr. Franz Fehrenbach and Mr. Larry McVay.

Election of New Directors

On October 25, 2021, the Board of Directors also elected Alberto Weisser and Josef Kaeser as new members of the Board of Directors effective November 1, 2021. Mr. Weisser will serve on the Audit Committee and the newly created Sustainability Committee, and Mr. Kaeser will serve on the Nomination and Governance Committee and the Human Capital Committee. Messrs. Weisser and Kaeser will be entitled to participate in the Linde non-management director compensation program described under the caption “Director Compensation: Director Compensation Program” in the Company’s 2021 proxy statement dated April 29, 2021.

ITEM 8.01 Other Events

Enhanced Board Oversight of ESG Matters

On October 25, 2021, the Board of Directors of the Company also approved the following matters related to its committees to enhance the Board’s oversight of environmental, social and governance matters effective November 1, 2021:

A new Sustainability Committee has been created that will be responsible for Board oversight of the Company’s strategy and policies related to climate change, including greenhouse gas reduction goals and decarbonization solutions, such as clean hydrogen and carbon capture.

The Compensation Committee has been renamed as the “Human Capital Committee”, reflecting that committee’s enhanced oversight of policies, practices and goals related to the Company’s workforce generally, including diversity and inclusion, safety and community engagement.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith and shall not be deemed as filed pursuant to the Securities Exchange Act of 1934, as amended.

Exhibit No.	Description

99.1	Press Release dated October 25, 2021 regarding CEO and Chairman Succession

99.2	Press Release dated October 25, 2021 regarding election of new directors and Board committee changes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

Date: October 25, 2021	By:	/s/ Guillermo Bichara
	Name:	Guillermo Bichara
	Title:	General Counsel

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